Exhibit 99.1

                       PRESS RELEASE DATED APRIL 26, 2006

                           [LOGO OF ACTIVE POWER (R)]

                  ACTIVE POWER ANNOUNCES FIRST QUARTER RESULTS

AUSTIN, Texas (April 26, 2006) -- Active Power, Inc. (NASDAQ: ACPW) today announced results for its first quarter ended March 31, 2006. Revenue for the first quarter of fiscal 2006 was $5.6 million, up 62% from the same period last year and 8% from the previous quarter.

Net loss for the first quarter of 2006 was $6.0 million, or 12 cents per share, compared to a net loss of $5.3 million, or 12 cents per share, for the same period last year and a net loss of $6.8 million, or 14 cents per share in the fourth quarter of 2005. Net loss for the quarter includes expenses of $857,000 or 2 cents per share for stock-based compensation.

Cash and investments usage for the quarter was $5.0 million, as compared to $4.7 million for the same period last year and $6.4 million for the previous quarter. Cash and investments at March 31, 2006 were $37.0 million.

"We experienced strong year-over-year growth in our core flywheel business in Q1, driven in part by increased sales of our megawatt-class UPS" said Joe Pinkerton, Chairman and CEO of Active Power. "Our recently expanded international sales team came in ahead of plan and we expect this momentum to continue over the next several quarters. We are seeing increased demand for our products in all regions due to new data center construction, as evidenced by two orders totaling 17 megawatts announced earlier this year. Last month we received UL certification on our CoolAir(TM) DC product and will begin production of UL-listed units in May."


Recent Business Highlights:
---------------------------

     o Shipped eight megawatt-class UPS systems against the 11-megawatt order from Caterpillar announced at the end of January. These flywheel UPS systems will be used to protect a large datacenter in the United States. We believe the remainder of this order will be shipped in the second quarter.

     o Shipped twelve 500 kW DC flywheel systems pursuant to an order from Eaton Powerware announced in February of this year. These DC flywheel systems will be used to protect a large datacenter in the United States.

     o Obtained UL certification for our CoolAir DC line of products. CoolAir DC is the first minute-for-minute alternative to batteries commercially available to the Uninterruptible Power Supply (UPS) market. Using thermal energy and breathable room air to provide power, a single CoolAir DC unit can provide 85kW of power for up to 15 minutes and, simultaneously, produce cool air to mitigate heat buildup in the protected environment.

     o Flywheel unit shipments increased 112% from 43 units, or 11 MW, in Q1 2005 to 91 units, or 23 MW, in Q1 2006. Total flywheel runtime now exceeds 21 million hours.

     o Received an order and shipped a production-level CoolAir DC unit in April to one of the leading producers of photovoltaic modules in Europe.

     o Shipped UPS systems to protect the runway lights at three large airports around the world.

Outlook:
--------

Active Power expects Q2 2006 revenue to be approximately $5.0 to $6.0 million, and Q2 earnings per share to be a loss of approximately 11 to 13 cents, which includes approximately 2 cents per share for stock-based compensation expenses. We expect cash and investments usage in Q2 to be in the range of $5.5 to $6.5 million.

CONFERENCE CALL:

The Company will host a conference call today, Wednesday, April 26, at 11:00 a.m. Eastern Time, to further review the Company's fiscal Q1 results. A replay of the webcast will be available until May 10th. Investors may access the live broadcast and replay through our web site: www.activepower.com.

ABOUT ACTIVE POWER:

Active Power, Inc. (www.activepower.com) designs, manufactures and markets battery-free power quality products that provide the consistent, reliable electric power required by today's digital economy. An ISO 9001-certified company, Active Power is the first to commercialize a flywheel energy storage system, CleanSource(R), that provides a highly reliable, low-cost and non-toxic replacement for lead-acid batteries used in conventional power quality installations. Active Power has also recently developed a new battery-free extended runtime product line (CoolAir(TM)) based on its proprietary thermal and compressed air storage technology.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to materially differ from those in the forward-looking statements are: the potential for significant losses to continue; inability to accurately predict revenue and budget for expenses for future periods; fluctuations in revenue and operating results; overall market performance; decreases and/or delays in capital spending; limited product offerings; inability to expand and integrate new distribution channels; inability to manage new and existing product distribution relationships; our dependence on our relationship with Caterpillar(R); competition; delays in research and development; dependence on sole or limited source suppliers; inability to increase product sales; inventory risks; dependence upon key personnel; inability to protect our intellectual property rights; potential future acquisitions; potential Sarbanes-Oxley Section 404 compliance issues; the volatility of our stock price regardless of our actual financial performance; and other factors detailed in our filings with the Securities and Exchange Commission. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect us. Active Power expressly disclaims any obligation to release publicly any updates or revisions to the information contained in this press release or to update or revise any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

Active Power and our Active Power logo and CleanSource are registered trademarks of Active Power, Inc. All other trademarks are the properties of their respective companies.

ACTIVE POWER CONTACTS:

Michael Chibib, Investors, 512.744.9453, mchibib@activepower.com
Derek Jones, Corporate Communications, 512.744.9210, djones@activepower.com

                               ACTIVE POWER, INC.
               CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS
                      (Thousands, except per share amounts)
                                   (unaudited)

                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                   ----------------------------
                                                       2006            2005
                                                   ------------    ------------
Product revenue                                    $      5,044    $      2,931
Service and spares revenue                                  525             507
                                                   ------------    ------------
         Total revenue                                    5,569           3,438

   Cost of product revenue                                5,137           3,245
   Cost of service and spares revenue                       576             544
                                                   ------------    ------------
             Total cost of revenue                        5,713           3,789

Gross Margin                                               (144)           (351)

Operating expenses:
    Research and development                              2,225           2,231
    Selling & Marketing                                   2,659           1,437
    General & Administrative                              1,494           2,137
                                                   ------------    ------------
         Total operating expenses                         6,378           5,805
                                                   ------------    ------------
Operating loss                                           (6,522)         (6,156)

Interest income                                             394             378
Gain due to change in market value of
  investment rights                                           -             493
Other income (expense)                                       79             (42)
                                                   ------------    ------------
Net loss                                           $     (6,049)   $     (5,327)
                                                   ============    ============
Net loss per share, basic & diluted                $      (0.12)   $      (0.12)
Shares used in computing net loss per share,
 basic & diluted                                         49,183          46,085

Comprehensive loss:
   Net loss                                        $     (6,049)   $     (5,327)
   Unrealized gain (loss) on investments in
     marketable securities                                  (84)           (101)
                                                   ------------    ------------
   Comprehensive loss                              $     (6,133)   $     (5,428)
                                                   ============    ============

                               ACTIVE POWER, INC.
                    CONDENSED AND CONSOLIDATED BALANCE SHEETS
                                   (Thousands)

                                                     March 31,     December 31,
                                                       2006            2005
                                                   ------------    ------------
                                                   (unaudited)
Assets

Current assets:
   Cash and cash equivalents                       $      9,243    $      7,590
   Restricted cash                                          116             116
   Short-term investments in marketable
    securities                                           24,751          31,364
   Accounts receivable, net                               6,207           5,769
   Inventories                                            4,969           4,242
   Prepaid expenses and other                               494             596
                                                   ------------    ------------
            Total current assets                         45,780          49,677
Property and equipment, net                               7,359           7,530
Long-term investments in marketable securities            2,959           2,970
Deposits and other                                          188             188
                                                   ------------    ------------
         Total assets                              $     56,286    $     60,365
                                                   ============    ============

Liabilities and stockholders' equity

Current liabilities:
                                                                              $
   Accounts payable                                $      1,907           2,264
   Accrued expenses                                       3,508           3,780
   Deferred revenue                                         395             205
                                                   ------------    ------------
         Total current liabilities                        5,810           6,249
Stockholders' equity:
   Common stock                                              49              49
   Treasury stock                                            (5)             (5)
   Deferred stock compensation                                -            (293)
   Additional paid-in capital                           237,254         235,147
   Accumulated deficit                                 (186,738)       (180,689)
   Other accumulated comprehensive income                   (84)            (93)
                                                   ------------    ------------
         Total stockholders' equity                      50,476          54,116
                                                   ------------    ------------
         Total liabilities and
          stockholders' equity                     $     56,286    $     60,365
                                                   ============    ============

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